77B Accountant's Report on Internal Control

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Ernst & Young LLP
200 Clarendon Street
Boston, MA 02116-5072

                Report of Ernst & Young LLP, Independent Auditors


To the Shareholders and Board of Trustees of Liberty Funds Trust V

In planning and performing our audits of the financial statements of Liberty Large Company Index Fund, Liberty Small Company Index Fund, and Liberty U.S. Treasury Index Fund (formerly the Large Company Index Fund, Small Company Index Fund and U.S. Treasury Index Fund, respectively, portfolios of Galaxy Fund II), three of the Funds comprising Liberty Funds Trust V (the "Trust"), for the year ended March 31, 2003, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Liberty Funds Trust V is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2003.

This report is intended solely for the information and use of management and the Board of Trustees of Liberty Funds Trust V and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


                                                              ERNST & YOUNG LLP

Boston, Massachusetts
May 16, 2003



77C Matters submitted to a vote of security holders

Liberty Large Company Index Fund

On October 18, 2002, a Special Meeting of Shareholders of Galaxy II Large Company Index Fund (Fund) was held to approve an Agreement and Plan of Reorganization for Liberty Large Company Index Fund to acquire substantially all of the assets of the Fund. The votes cast at the Meeting were as follows:

    For:              15,911,662.739   shares of beneficial interest being a
                                       majority of the shares represented
                                       at the Meeting
   Against:             532,501.136    shares of beneficial interest
   Abstain:             346,464.229    shares of beneficial interest

Liberty Small Company Index Fund

On October 18, 2002, a Special Meeting of Shareholders of Galaxy II Small Company Index Fund (Fund) was held to approve an Agreement and Plan of Reorganization for Liberty Small Company Index Fund to acquire substantially all of the assets of the Fund. The votes cast at the Meeting were as follows:

    For:              7,860,967.179   shares of beneficial interest being a
                                       majority of the shares represented
                                       at the Meeting
   Against:             755,709.705    shares of beneficial interest
   Abstain:             385,049.917    shares of beneficial interest

Liberty U.S. Treasury Index Fund

On October 18, 2002, a Special Meeting of Shareholders of Galaxy II U.S. Treasury Index Fund (Fund) was held to approve an Agreement and Plan of Reorganization for Liberty U.S. Treasury Index Fund to acquire substantially all of the assets of the Fund. The votes cast at the Meeting were as follows:

    For:              7,434,247.495   shares of beneficial interest being a
                                       majority of the shares represented
                                       at the Meeting
   Against:             465,693.732    shares of beneficial interest
   Abstain:             286,231.100    shares of beneficial interest


77I Terms of new or amended securities

Liberty Large Company Index Fund

Effective November 25, 2002, Classes A, B and C shares were added to Liberty Large Company Index Fund (formerly Galaxy II Large Company Index Fund) with the following features:

Class A Shares

Initial Sales Charge                 5.75%


Contingent Deferred Sales Charge     1.00%; only applies to certain shares
                                     bought without an initial sales charge
                                     that are sold within 18 months of purchase.

Commission to Selling Broker         0.00%

12b-1 Service Fee                    0.25%

Liberty Small Company Index Fund

Effective November 25, 2002, Classes A, B and C shares were added to Liberty Large Company Index Fund (formerly Galaxy II Small Company Index Fund) with the following features:

Initial Sales Charge                 5.75%


Contingent Deferred Sales Charge     1.00%;  only  applies to certain shares
                                     bought without an initial sales charge that are sold within 18 months of purchase.

Commission to Selling Broker         0.00%

12b-1 Service Fee                    0.25%


Liberty U.S. Treasury Index Fund

Effective November 25, 2002, Classes A, B and C shares were added to Liberty Large Company Index Fund (formerly Galaxy II US Treasury Index Fund) with the following features:

Initial Sales Charge                 4.75%


Contingent Deferred Sales Charge     1.00%; only applies to certain shares
                                     bought without an initial sales charge
                                     that are sold within 18 months of purchase.

Commission to Selling Broker         0.00%

12b-1 Service Fee                    0.25%

Liberty Large Company Index Fund
Liberty U.S. Treasury Index Fund
Liberty Small Company Index Fund

Class B Shares

Initial Sales Charge                        None

Purchases of less than $250,000
Holding period after purchase               CDSC as % deducted when shares sold

Through first year                          5.00
---------------------------------------------
Through second year                         4.00
----------------------------------------------
Through third year                          3.00
----------------------------------------------
Through fourth year                         3.00
----------------------------------------------
Through fifth year                          2.00
----------------------------------------------
Through sixth year                          1.00
-----------------------------------------------
Longer than six years                       0.00
-------------------------------------------------
Commission to financial advisors 4.00%.
Automatic conversion to Class A shares occurs eight years after purchase.

Purchases of $250,000 to less than $500,000

Holding period after purchase           CDSC as % deducted when shares sold

Through first year                             3.00
Through second year                            2.00
Through third year                             1.00
Longer than three years                        0.00

Commission to financial advisors 2.50%.
Automatic conversion to Class A shares occurs eight years after purchase.

------------------------------------------------
Purchases of $500,000 to less than $1 million
------------------------------------------------
Holding period after purchase              CDSC as  % deducted when shares sold

Through first year                           3.00
Through second year                          2.00
Through third year                           1.00

Commission to financial advisors 1.75%.
Automatic conversion to Class A shares occurs eight years after purchase.

12b-1 Service Fee                            0.25%
----------------------------------------- ------------
12b-1 Distribution Fee                       0.75%

Liberty Large Company Index Fund
Liberty U.S. Treasury Index Fund
Liberty Small Company Index Fund

Class C Shares

Initial Sales Charge                   None
------------------------------------- -------------
Contingent Deferred Sales Charge       1.00% on redemptions made within one year
----------------------------------- ----------------
Commission to Selling Broker           1.00%

12b-1 Service Fee                      0.25%
12b-1 Distribution Fee                 0.75%

77M Mergers

Galaxy II Large Company Index Fund (Fund)
On October 18, 2002, the shareholders of Liberty Large Company Index Fund
(Fund) approved an Agreement and Plan of Reorganization providing for the sale of substantially all of the assets of the Fund to, and the assumption of all of the liabilities of the Fund by, Liberty Large Company Index Fund, in exchange for shares of Liberty Large Company Index Fund and the distribution of such shares to the shareholders of the Fund in complete liquidation of the Fund.
The merger took place on December 9, 2002.

Galaxy II U.S. Treasury Index Fund (Fund)
On October 18, 2002, the shareholders of Liberty U.S. Treasury Index Fund
(Fund) approved an Agreement and Plan of Reorganization providing for the sale of substantially all of the assets of the Fund to, and the assumption of all of the liabilities of the Fund by, Liberty U.S. Treasury Index Fund, in exchange for shares of Liberty U.S. Treasury Index Fund and the distribution of such shares to the shareholders of the Fund in complete liquidation of the Fund.
The merger took place on November 25, 2002.

Galaxy II Small Company Index Fund (Fund)
On October 18, 2002, the shareholders of Liberty Small Company Index Fund
(Fund) approved an Agreement and Plan of Reorganization providing for the sale of substantially all of the assets of the Fund to, and the assumption of all of the liabilities of the Fund by, Liberty Small Company Index Fund, in exchange for shares of Liberty Small Company Index Fund and the distribution of such shares to the shareholders of the Fund in complete liquidation of the Fund.
The merger took place on November 25, 2002.

(Agreement and Plan of Reorganization filed as Appendix A within the Funds' proxy statement dated August 23, 2002 herein incorporated by reference to Accession number 0000950135-02-003885)


77Q1 Exhibits



                        LIBERTY LARGE COMPANY INDEX FUND

                              MANAGEMENT AGREEMENT

AGREEMENT dated as of December 9, 2002, between LIBERTY FUNDS TRUST V, a Massachusetts business trust ("Trust"), with respect to LIBERTY LARGE COMPANY INDEX FUND ("Fund"), and FLEET INVESTMENT ADVISORS INC., a New York corporation ("Advisor").

In consideration of the promises and covenants herein, the parties agree as follows:

1. The Advisor will manage the investment of the assets of the Fund in accordance with its prospectus and statement of additional information and will perform the other services herein set forth, subject to the supervision of the Board of Trustees of the Trust. The Advisor may delegate its investment responsibilities to a sub-advisor.

2.   In carrying out its investment management obligations, the Advisor shall:

     (a) evaluate such economic, statistical and financial information and undertake such investment research as it shall believe advisable; (b) purchase and sell securities and other investments for the Fund in accordance with the procedures described in its prospectus and statement of additional information; and (c) report results to the Board of Trustees of the Trust.

3. The Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

4. The Fund shall pay the Advisor monthly a fee at the annual rate of 0.10% of the average daily net assets of the Fund.

5. The Advisor may waive its compensation (and bear expenses of the Fund) to the extent that expenses of the Fund exceed any expense limitation the Advisor declares to be effective.

6.   This Agreement shall become effective as of the date of its execution, and

     (a) unless otherwise terminated, shall continue until July 31, 2003 and from year to year thereafter so long as approved annually in accordance with the 1940 Act; (b) may be terminated without penalty on sixty days' written notice to the Advisor either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding shares of the Fund;
     (c) shall automatically terminate in the event of its assignment; and (d) may be terminated without penalty by the Advisor on sixty days' written notice to the Trust.

7.   This Agreement may be amended in accordance with the 1940 Act.

8. For the purpose of the Agreement, the terms "vote of a majority of the outstanding shares", "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act and exemptions and interpretations issued by the Securities and Exchange Commission under the 1940 Act.

9. The Advisor shall maintain, keep current and preserve on behalf of the Fund, in the manner required by the 1940 Act, records identified by the Trust from time to time. Advisor agrees to make such records available upon request to the Trust and its auditors during regular business hours at the Advisor's offices. Advisor further agrees that such records are the property of the Trust and will be surrendered to the Trust promptly upon request.


10. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Advisor, or reckless disregard of its obligations and duties hereunder, the Advisor shall not be subject to any liability to the Trust or the Fund, to any shareholder of the Trust or the Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.

LIBERTY FUNDS TRUST V
on behalf of LIBERTY LARGE COMPANY INDEX FUND

By: ________________________________________________
      Jean S. Loewenberg
      Secretary

FLEET INVESTMENT ADVISORS INC.

By:_________________________________________________
     Joseph T. Turo
     Assistant Secretary

A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Fund.


                        LIBERTY SMALL COMPANY INDEX FUND

                              MANAGEMENT AGREEMENT

AGREEMENT dated as of November 25, 2002, between LIBERTY FUNDS TRUST V, a Massachusetts business trust ("Trust"), with respect to LIBERTY SMALL COMPANY INDEX FUND ("Fund"), and FLEET INVESTMENT ADVISORS INC., a New York corporation ("Advisor").

In consideration of the promises and covenants herein, the parties agree as follows:

1. The Advisor will manage the investment of the assets of the Fund in accordance with its prospectus and statement of additional information and will perform the other services herein set forth, subject to the supervision of the Board of Trustees of the Trust. The Advisor may delegate its investment responsibilities to a sub-advisor.

2.   In carrying out its investment management obligations, the Advisor shall:

     (a) evaluate such economic, statistical and financial information and undertake such investment research as it shall believe advisable; (b) purchase and sell securities and other investments for the Fund in accordance with the procedures described in its prospectus and statement of additional information; and (c) report results to the Board of Trustees of the Trust.

3. The Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

4. The Fund shall pay the Advisor monthly a fee at the annual rate of 0.10% of the average daily net assets of the Fund.

5. The Advisor may waive its compensation (and bear expenses of the Fund) to the extent that expenses of the Fund exceed any expense limitation the Advisor declares to be effective.

6.   This Agreement shall become effective as of the date of its execution, and

     (a) unless otherwise terminated, shall continue until July 31, 2003 and from year to year thereafter so long as approved annually in accordance with the 1940 Act; (b) may be terminated without penalty on sixty days' written notice to the Advisor either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding shares of the Fund;
     (c) shall automatically terminate in the event of its assignment; and (d) may be terminated without penalty by the Advisor on sixty days' written notice to the Trust.

7.   This Agreement may be amended in accordance with the 1940 Act.

8. For the purpose of the Agreement, the terms "vote of a majority of the outstanding shares", "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act and exemptions and interpretations issued by the Securities and Exchange Commission under the 1940 Act.

9. The Advisor shall maintain, keep current and preserve on behalf of the Fund, in the manner required by the 1940 Act, records identified by the Trust from time to time. Advisor agrees to make such records available upon request to the Trust and its auditors during regular business hours at the Advisor's offices. Advisor further agrees that such records are the property of the Trust and will be surrendered to the Trust promptly upon request.


10. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Advisor, or reckless disregard of its obligations and duties hereunder, the Advisor shall not be subject to any liability to the Trust or the Fund, to any shareholder of the Trust or the Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.

LIBERTY FUNDS TRUST V
on behalf of LIBERTY SMALL COMPANY INDEX FUND

By: ________________________________________________
      Jean S. Loewenberg
      Secretary

FLEET INVESTMENT ADVISORS INC.

By:_________________________________________________
     Joseph T. Turo
     Assistant Secretary

A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Fund.


                        LIBERTY U.S. TREASURY INDEX FUND

                              MANAGEMENT AGREEMENT

AGREEMENT dated as of November 25, 2002, between LIBERTY FUNDS TRUST V, a Massachusetts business trust ("Trust"), with respect to LIBERTY U.S. TREASURY INDEX FUND ("Fund"), and FLEET INVESTMENT ADVISORS INC., a New York corporation ("Advisor").

In consideration of the promises and covenants herein, the parties agree as follows:

1. The Advisor will manage the investment of the assets of the Fund in accordance with its prospectus and statement of additional information and will perform the other services herein set forth, subject to the supervision of the Board of Trustees of the Trust. The Advisor may delegate its investment responsibilities to a sub-advisor.

2.   In carrying out its investment management obligations, the Advisor shall:

     (a) evaluate such economic, statistical and financial information and undertake such investment research as it shall believe advisable; (b) purchase and sell securities and other investments for the Fund in accordance with the procedures described in its prospectus and statement of additional information; and (c) report results to the Board of Trustees of the Trust.

3. The Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

4. The Fund shall pay the Advisor monthly a fee at the annual rate of 0.10% of the average daily net assets of the Fund.

5. The Advisor may waive its compensation (and bear expenses of the Fund) to the extent that expenses of the Fund exceed any expense limitation the Advisor declares to be effective.

6.   This Agreement shall become effective as of the date of its execution, and

     (a) unless otherwise terminated, shall continue until July 31, 2003 and from year to year thereafter so long as approved annually in accordance with the 1940 Act; (b) may be terminated without penalty on sixty days' written notice to the Advisor either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding shares of the Fund;
     (c) shall automatically terminate in the event of its assignment; and (d) may be terminated without penalty by the Advisor on sixty days' written notice to the Trust.

7.   This Agreement may be amended in accordance with the 1940 Act.

8. For the purpose of the Agreement, the terms "vote of a majority of the outstanding shares", "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act and exemptions and interpretations issued by the Securities and Exchange Commission under the 1940 Act.

9. The Advisor shall maintain, keep current and preserve on behalf of the Fund, in the manner required by the 1940 Act, records identified by the Trust from time to time. Advisor agrees to make such records available upon request to the Trust and its auditors during regular business hours at the Advisor's offices. Advisor further agrees that such records are the property of the Trust and will be surrendered to the Trust promptly upon request.


10. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Advisor, or reckless disregard of its obligations and duties hereunder, the Advisor shall not be subject to any liability to the Trust or the Fund, to any shareholder of the Trust or the Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.

LIBERTY FUNDS TRUST V
on behalf of LIBERTY U.S. TREASURY INDEX FUND

By: ________________________________________________
      Jean S. Loewenberg
      Secretary

FLEET INVESTMENT ADVISORS INC.

By:_________________________________________________
     Joseph T. Turo
     Assistant Secretary

A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Fund.